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EXHIBIT 10.3

                                    GUARANTY

          THIS GUARANTY ("Guaranty") is made as of July 6, 2001, by Silvano DiGenova ("Guarantor") in favor of Superior Galleries, Inc., a California Corporation, ("Creditor") with reference to the following facts, which are a material part to of this Guaranty:

                                    RECITALS:

         A. Pursuant to that certain Asset Purchase Agreement of even date executed by Debtor and Creditor ("APA"), Tangible Acquisition II Corporation, ("Debtor") has agreed to purchase certain assets. Pursuant to the APA, Creditor has agreed to finance a portion of the Purchase Price in the amount of SEVEN HUNDRED ONE THOUSAND AND NO/100 DOLLARS ($701,000.00).

         B. Pursuant to the APA and that certain Promissory Note of even date ("Note"), the Debtor has agreed to repay the financed amount of SEVEN HUNDRED ONE THOUSAND AND NO/l00 DOLLARS ($701,000.00) pursuant to the terms and conditions set forth in the Note;

         C. Creditor is unwilling to finance a portion of the Purchase Price without this Guaranty.

         D. Pursuant to the APA, Creditor has agreed to provide Debtor with a series of loans for the purpose of making loan advances to consignors for property consigned for auction in an amount not to exceed THREE MILLION AND NO/l00 DOLLARS ($3,000,000.00) (the "Consignment Advance Loan and Security Agreement").

         E. Creditor is unwilling to make such loan advances under the Consignment Advance Loan and Security Agreement without this Guaranty.

         THEREFORE, in consideration of the foregoing and in order to induce Creditor to enter into the APA and to finance a portion of the Purchase Price and to make a series of loan advances under the Consignment Advance Loan and Security Agreement, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor hereby represents, warrants, covenants, agrees and guarantees as follows:

         1. GUARANTY OF PAYMENT. Guarantor irrevocably and unconditionally guarantees and promises to pay to Lender, on order, on demand in lawful money of the United States of America, any and all Guaranteed Obligations when notified in accordance with the terms hereof that Debtor and Tangible Asset Galleries, Inc., the corporate guarantor of Debtor, are in default of any agreements or obligations to Creditor and have not made timely payment to Creditor of any amounts due Creditor under the Guaranteed Obligations. As used in this Guaranty, "Guaranteed Obligations" means any and all existing and future monetary

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obligations and liabilities of Debtor to Creditor arising under or related to the APA, the Note and the Consignment Advance Loan and Security Agreement whether now due or to become due, matured or unmatured, liquidated or unliquidated, contingent or noncontingent. Guaranteed Obligations include, without limitation, (i) the Guaranteed Obligations evidenced by the APA, the Note and the Consignment Advance Loan and Security Agreement; and (ii) any and all interest that accrues on all or part of such Guaranteed Obligations, which interest shall accrue against Guarantor in accordance with the terms of the Guaranteed Obligations notwithstanding the filing of any petition in bankruptcy by or against Debtor. This Guaranty constitutes a guaranty of payment and not of collection and the obligations of Guarantor under this Guaranty are direct and primary.

         2. INDEPENDENT OBLIGATIONS. Guarantor's obligations under this Guaranty are independent of the obligations of Debtor, any other guarantor or any other person, and Creditor may enforce any of its rights under this Guaranty independently of any other right or remedy that Creditor may have for any Guaranteed Obligations or any security or other guaranty for any Guaranteed Obligations. Without limiting the generality of the foregoing, Creditor may bring a separate action against Guarantor without first proceeding against Debtor, any other guarantor or any other person, or any security held by Creditor, and regardless of whether Debtor or any other guarantor or any other person is joined in any such action. Creditor's rights under this Guaranty shall not be exhausted by any action taken by Creditor until all of the Guaranteed Obligations have been fully paid and performed. Guarantor shall remain liable for the Guaranteed Obligations even if any portion of them becomes uncollectible by operation of law, unless a court of law determines such amounts are not fully earned. If Creditor is required to restore or return any amount at any time paid for any Guaranteed Obligations upon the Bankruptcy, insolvency or reorganization of Debtor, any other guarantor or any other person, or otherwise, the liability of Guarantor under this Guaranty shall be reinstated and revived, and the rights of Creditor shall continue, with respect to such amounts, all as though such amount had not been paid.

         3. AUTHORITY TO MODIFY GUARANTEED OBLIGATIONS. Guarantor authorizes Creditor, at any time and from time to time without notice and without affecting the liability of Guarantor under this Guaranty, to:

                   (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties for them, including, without limitation, modification of times for payment and rates of interest;

                   (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations;

                   (c) accept partial payments on any Guaranteed Obligations;

                   (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties for them and apply any such security and direct the order or manner

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of its sale (and bid and purchase at any such sale), as Creditor in its discretion may determine;

                   (e) release Debtor, any guarantor or any other person from any personal liability with respect to all or any part of the Guaranteed Obligations; and

                   (f) assign or otherwise transfer this Guaranty in whole or in part.

          4. WAIVERS.

                   (a) Guarantor waives any and all rights or defenses arising by reason of:

                            (i) the absence, impairment or loss of any right of
reimbursement, contribution or subrogation, or any other right or remedy of Guarantor against Debtor or any other guarantor or person, or with respect to any security interest or other support for the Guaranteed Obligations owed to Creditor by Debtor,

                            (ii) any disability or other defense of Debtor or
the partial or complete cessation from any cause whatsoever of the liability of Debtor for the Guaranteed Obligations for any reason other than payment in full and final satisfaction,

                            (iii) the application by Debtor of the proceeds of
any of the Guaranteed Obligations for purposes other than the purposes represented by Debtor to Creditor or intended or understood by Creditor,

                            (iv) any act or omission by Creditor which directly
or indirectly results in or aids the discharge of Debtor or any of the Guaranteed Obligations by operation of law or otherwise,

                            (v) the omission of any demand, presentment, protest
or notice of any kind, including without limitation notice of the existence, creation, incurring, modification, substitution or renewal of any new or additional Guaranteed Obligations or of any action or non-action on the part of Debtor, Creditor or any other person in connection with any of the Guaranteed Obligations, or

                            (vi) any exchange, release, loss, damage, impairment
or non-perfection of any security or support for the Guaranteed Obligations, or any release or amendment or waiver of or consent to departure from the terms of any security agreement, other support or any other guaranty, for all or any of the Guaranteed Obligations.

                   (b) Guarantor waives all rights to require Creditor to (i) seek payment of the Guaranteed Obligations from Debtor, any other guarantor or person, or from any collateral securing the Guaranteed Obligations, before collecting the Guaranteed Obligations from Guarantor, or (ii) enforce any remedy which Creditor now has or hereafter may have against Debtor, any other guarantor or person.

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                   (c) Guarantor waives notice of acceptance of this Guaranty.
Without limiting the generality of the waivers contained in this Guaranty, Guarantor waives all rights, defenses and other benefits under the following statutes, judicial decisions applying these statutes, and further waives all equivalent legal rules in any form in all applicable jurisdictions: California Civil Code Sections 2787 through 2855. Guarantor acknowledges that Creditor is relying on all of the waivers contained throughout this Guaranty in creating and continuing the Guaranteed Obligations, and that these waivers are a material part of the consideration to Creditor for creating and continuing the Guaranteed Obligations.

         5. RELATIONSHIP OF PARTIES. Guarantor represents and warrants to Creditor that: (a) Guarantor has received copies of the APA, the Note and the Consignment Advance Loan and Security Agreement, and is familiar with and fully understands all of their terms and conditions; (b) Creditor has not made any representations or warranties to Guarantor regarding the creditworthiness of Debtor or the prospects of repayment from sources other than Debtor; (c) this Guaranty is executed at the request of Debtor; (d) Guarantor has established adequate means of obtaining from Debtor on a continuing basis financial and other information pertaining to the business of Debtor; and (e) Guarantor assumes full responsibility for keeping fully informed with respect to the ownership, business, operation, condition and assets of Debtor. Guarantor agrees that Creditor shall have no duty to disclose or report to Guarantor any information now or hereafter known to Creditor relating to the ownership, business, operation, condition or assets of Debtor.

         6. SUBORDINATION. Until all of the Guaranteed Obligations have been paid in full, Guarantor agrees that all existing and future debts, obligations and liabilities of Debtor to Guarantor (collectively referred to as "Subordinated Debt") shall be and hereby are expressly subordinated to the Guaranteed Obligations, and the right of payment of the Subordinated Debt is expressly deferred to the prior payment in full of the Guaranteed Obligations. For purposes of this Article 6, any of the Guaranteed Obligations shall not be deemed paid in full until it has been paid in full in U.S. Dollars.

                   6.1 Should Guarantor receive any payment or distribution of any kind in conflict with this Subordination Article 6, Guarantor shall hold such funds or property as trustee for Creditor, and shall pay or transfer to Creditor all such funds or property promptly upon receipt on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

                   6.2 Guarantor authorizes and directs Debtor to take all necessary or appropriate action to effectuate and maintain the subordination provided in this Guaranty.

                   6.3 No right of Creditor to enforce the subordination in this Guaranty shall at any time or in any way be prejudiced or impaired by any act or failure to act by Debtor, Creditor or any other person or by any noncompliance by the Debtor, Creditor or any other person with the terms, provisions and covenants of this Guaranty, the APA, the Note or the Consignment Advance Loan and Security Agreement regardless of any knowledge of such acts, failures to act, or non-compliance that Creditor may have or be otherwise charged with.

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                   6.4 Nothing express or implied in this Article 6 shall give any person other than Debtor, Creditor and Guarantor any benefit or any legal or equitable right, remedy or claim under this Article 6.

                   6.5 If Guarantor institutes or participates in any suit, action or proceeding against Debtor in violation of the terms of Guarantor's subordination, Debtor may interpose as a defense or dilatory plea this subordination, and Creditor is irrevocably authorized to intervene and to interpose such defense or plea in its name or in Debtor's name.

         7. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Creditor that:

                   7.1 AUTHORITY OF GUARANTOR. Guarantor has all requisite power and authority to conduct its business, manage its affairs, and to own and lease its properties.

                   7.2 EXECUTION, DELIVERY AND PERFORMANCE OF GUARANTY. Guarantor has all requisite power and authority to execute and deliver this Guaranty, and perform the Guaranteed Obligations. The execution and delivery of this Guaranty, and performance by Guarantor of the Guaranteed Obligations have been duly authorized by all necessary action and do not and will not:

                            (a) result in or require the creation or imposition
of any lien, right of others, or other encumbrance of any nature (other than under this Guaranty and any related security documents) upon any property now or in the future owned or leased by Guarantor;

                            (b) violate any provision of any law, regulation,
judgment, decree or award having applicability to Guarantor,

                            (c) result in a breach of, constitute a default
under, or cause or permit the acceleration of any obligation owed under, any indenture, loan agreement, lease, or any other agreement or instrument, to which Guarantor is a party or by which Guarantor or any of its property is bound or affected;

                            (d) require any consent or approval not already
obtained of any person having any interest in Guarantor; or

                            (e) violate any provision of, or require any consent
under, any partnership agreement, articles of incorporation, by-laws or any other governing document or charter applicable to Guarantor or to any general partner of Guarantor.

                   7.3 ENFORCEABILITY. This Guaranty, when executed and delivered, shall constitute the valid and binding obligation of Guarantor, enforceable in accordance with its terms, except as the enforcement hereof may be limited by Bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and subject to the availability of equitable remedies.

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                   7.4 COMPLIANCE WITH LAWS. Guarantor has complied in all
material respects with all laws, regulations and requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, exemptions from, and has accomplished all filings or registrations or qualifications with, any court or governmental department, public body, authority, commission, board, bureau, agency or instrumentality, that may be necessary for the transaction of its business.

                   7.5 COMPLIANCE WITH AGREEMENTS. Guarantor has complied in all material respects with all indentures, loan agreements, leases and all other agreements and instruments to which Guarantor is a party or by which Guarantor or any of its property is bound or affected.

                   7.6 LITIGATION. There are no material actions, suits or proceedings pending or threatened against or affecting Guarantor or any property of Guarantor before any court or governmental department, public body or authority.

         8. NOTICE OF CERTAIN EVENTS. Guarantor shall give written notice to Creditor promptly (in any event within five (5) days after Guarantor learns of same) of the institution of any litigation or legal or administrative proceeding or investigation pending against or materially affecting Guarantor, or any of Guarantor's properties.

         9. REASONABLENESS AND EFFECT OF WAIVERS. Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the maximum extent permitted by law.

         10. CUMULATIVE REMEDIES; NO WAIVER. The rights, powers and remedies of Creditor under this Guaranty are cumulative and not exclusive of any other right, power or remedy which Creditor would otherwise have. No failure or delay on the part of Creditor in exercising any such right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Guaranty, the APA or the Note.

         11. FURTHER ASSURANCES. Guarantor shall execute, acknowledge and deliver to Creditor all documents, and shall take all actions reasonably required by Creditor from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Guaranty.

         12. AMENDMENTS. This Guaranty constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Any attempt to alter or amend in the absence of said writing shall be considered void and of no effect.

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         13. ATTORNEYS' FEES; EXPENSES. If any legal action or other proceeding is brought for the enforcement of this Guaranty, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Guaranty, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         14. CAPTION HEADINGS. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

         15. GOVERNING LAW. This Guaranty will be governed by, construed and enforced in accordance with the laws of the State of California. This Guaranty has been accepted by Creditor in the State of California.

         16. CHOICE OF VENUE. If there is a lawsuit, Guarantor agrees upon Creditor's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

         17. INTEGRATION. Guarantors further agree that Guarantor has read and fully understand the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor's attorney(s) with respect to this Guaranty; the Guaranty fully reflects Guarantor's intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Creditor harmless from all losses, claims, damages, and costs (including Creditor's attorneys' fees) suffered or incurred by Creditor as a result of any breach by Guarantors of the warranties, representations and agreements of this paragraph.

         18. NOTICES. All notices, demands, approvals and other communications provided for in this Guaranty shall be in writing and be delivered to the appropriate party at its address as follows:

         If to Guarantor:

                 Silvano DiGenova
                 3444 Via Lido
                 Newport Beach, California
                 Facsimile: 949-566-9143

         If to Creditor:

                 Superior Galleries, Inc.
                 100 Wilshire Boulevard
                 Third Floor
                 Santa Monica, CA 90401-1143

Addresses for notice may be changed from time to time by written notice to all other parties. All communications shall be effective when actually received; provided, however, that nonreceipt of any communication as the result of a

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change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

         19. BINDING AGREEMENT; ASSIGNMENT; AMENDMENT. This Guaranty and its terms, covenants and conditions shall be binding upon and inure to the benefit of Guarantor, Creditor and their respective successors and assigns, except that Guarantor shall not be permitted to transfer, convey or assign this guaranty or any right or obligation under it without the prior written consent of Creditor (and any attempt to do so shall be void). Such consent may be withheld in the sole and absolute discretion of Creditor. Creditor may assign or otherwise transfer all or part of its interest under this guaranty.

         20. WAIVE JURY. CREDITOR AND GUARANTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER CREDITOR OR GUARANTOR AGAINST THE OTHER.

GUARANTOR SPECIFICALLY ACKNOWLEDGES READING AND UNDERSTANDING ALL OF THE TERMS OF THIS GUARANTY, THE APA, THE CONSIGNMENT ADVANCE LOAN AND SECURITY AGREEMENT, THE SECURITY AGREEMENT, AND THE NOTE AND HAS RECEIVED A TRUE AND CORRECT COPY OF EACH OF THEM.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

                                                 SILVANO DIGENOVA, an individual

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7/6/01                                                              (Haynes-SIL)
4:56 PM

GUARANTOR SPECIFICALLY ACKNOWLEDGES READING AND UNDERSTANDING ALL OF THE TERMS OF THIS GUARANTY, THE APA, THE CONSIGNMENT ADVANCE LOAN AND SECURITY AGREEMENT, THE SECURITY AGREEMENT, AND THE NOTE AND HAS RECEIVED A TRUE AND CORRECT COPY OF EACH OF THEM.

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

                                                 SILVANO DIGENOVA, an individual

                                                 /s/ SILVANO DIGENOVA
                                                 -------------------------------

GUARANTY OF PAYMENT AND PERFORMANCE -9